Exhibit 99.2

MADISON BANCSHARES GROUP, LTD.

FORM OF PROXY FOR THE

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON—                , 2004

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MADISON BANCSHARES GROUP, LTD. FOR THE SPECIAL MEETING OF SHAREHOLDERS (THE "SPECIAL MEETING") TO BE HELD ON                         ,                              , 2004 AT    :00 P.M., LOCAL TIME, AT THE MADISON BANK BUILDING, 1767 SENTRY PARKWAY WEST, BLUE BELL, PA 19422.

        The undersigned shareholder of MADISON BANCSHARES GROUP, LTD. (the "Company"), revoking all previous proxies, hereby constitutes and appoints Cheryl Hinkle Richards and Thomas J. Coletti, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Special Meeting, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

        NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

IMPORTANT—This Proxy Card is continued on the reverse side. Please sign and date on the reverse side and return today.

DETACH PROXY CARD HERE

        THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE "FOR" THE PROPOSAL.

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 16, 2004, between Leesport Financial Corp. and Madison Bancshares Group, Ltd., which provides, among other things, for the acquisition of Madison by Leesport through the merger of Madison with and into Leesport.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

        Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

DATE:	___________________	, 2004	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an executor, corporate officer or in any other representative capacity, please give full title as such.

SIGNATURE(S)